Exhibit 10.4

LOAN AGREEMENT

          This Loan Agreement (“Agreement”) is made this 9th day of May 2001, by and between Dennis Lundien and Deborah Lundien (“Borrower”) and E*TRADE Group, Inc., a Delaware corporation (“Lender”).

          1. Loan Agreement. Subject to the terms and conditions of this Agreement, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, a loan (the “Loan”) in the principal amount of Two Million Dollars ($2,000,000).

          2. Loan Terms. The Loan shall be evidenced by a Note Secured by Deed of Trust in the form of Exhibit A to this Agreement (the “Note”) and will be secured by a Deed of Trust and Assignment of Rents covering certain real property commonly known as 120 Atherton Avenue, Atherton, California, together with all improvements now or hereafter located thereon (the “Property”). The Loan shall bear interest at the rate per annum specified in the Note and Borrower shall pay the Note in accordance with the terms thereof. This Loan is a bridge loan to facilitate the purchase of a new principal residence for Borrower pending sale of Borrower’s former principal residence. Accordingly, the proceeds of this Loan shall be applied solely to the purchase of Borrower’s principal residence at 7120 Summerwood Court, Granite Bay, California, and for improvements to said property.

          3. Conditions Precedent to Closing of Loan. As conditions precedent to Lender’s obligation to close the Loan and disburse and Loan proceeds, on or before the Closing Date, (a) Borrower shall deliver the documents described in subsections (i), (ii) and (iii), each duly executed and acknowledged by a notary public, where necessary, and in form and substance satisfactory to Lender (the “Loan Documents”), and (b) Lender shall have obtained the items described in subsections (iv) and (v):

(i)	This Agreement.

(ii)	The Note.

(iii)	The Deed of Trust executed by Borrower as Trustor to North American Title Insurance Company, a California corporation, as Trustee, and naming Lender as Beneficiary, to be recorded on the Closing Date in the Official Records of San Mateo County, California.

(iv)	An ALTA title insurance policy insuring Lender that the Deed of Trust constitutes a valid and enforceable lien on the Property subject and subordinate only to such liens or other matters as Lender has approved in writing.

(v)	An appraisal of the Property, in form acceptable to Lender, indicating that the loan to value ratio of the monetary liens described herein will be acceptable to Lender (the “Appraisal”).

          4. Closing and Funding of Loan. Funding of the Loan proceeds by Lender (the “Closing”) shall be contingent upon delivery of the Loan Documents, to a custodian designated by Lender, and confirmation by the custodian that it has possession of all documents required herein. Such confirmation shall occur and the Loan shall be funded not later than May 31, 2001 (the “Closing Date”).

          5. Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by United States mail, postage prepaid, certified return receipt requested, or by personal delivery, or by overnight courier, addressed to the other party as set forth below or at such other places as may be designated in notice to the other party given as provided herein. Notice shall be deemed effective upon actual receipt, if personally delivered, one business day following deposit with Federal Express or other reputable, national overnight courier that provides a receipt, or on the third day following deposit in the United States mail in the manner described above.

Borrower:	Lender:
Dennis and Deborah Lundien	E*TRADE Group, Inc.
7120 Summerwood Ct.	4500 Bohannon Drive
Granite Bay, CA 95746	Menlo Park, CA 94025
Attention: Theodore J. Theophilos

          6. Loan Not to Affect Employment. Borrower agrees and understands that nothing in this Agreement shall confer any right with respect to the continuation of the employment of Dennis Lundien with Lender or any of its subsidiaries, nor shall this Agreement interfere in any way with his right or Lender’s right to terminate Dennis Lundien’s employment at any time, with or without cause, in accordance with his employment agreement with Lender (the “Employment Agreement”).

          7. Entire Agreement. The foregoing and the Loan Documents constitute the entire agreement between the parties regarding the Loan and may be modified only by writing signed by Borrower and Lender. There are no agreements, representations, or warranties between the parties with regard to the Loan other than those expressly set forth in this Agreement.

          8. Representation of the Parties. Borrower acknowledges that (i) they have been advised by attorneys for Lender to consult with their independent legal, tax and financial counsel about the terms of this Loan, and (ii) they have had an adequate opportunity to consult with such separate counsel before executing this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Borrower:		Lender:
E*TRADE Group, Inc.

/s/ DENNIS LUNDIEN		By /s/ RUSSELL S. ELMER

Dennis Lundien		Title: Chief People and Culture Officer

/s/ DEBORAH LUNDIEN

Deborah Lundien
2

EXHIBIT A

FORM OF NOTE SECURED BY DEED OF TRUST

3

E*TRADE GROUP, INC.

NOTE SECURED BY DEED OF TRUST

$2,000,000	May 9, 2001
Menlo Park, California

          FOR VALUE RECEIVED, Dennis Lundien and Deborah Lundien, as husband and wife (jointly and severally, the “Maker”), promise to pay to the order of E*TRADE Group, Inc., a Delaware corporation (the “Corporation”), at its corporate offices at 4500 Bohannon Drive, Menlo Park, CA 94025, the principal sum of Two Million Dollars ($2,000,000), together with all accrued interest thereon, upon the terms and conditions specified below.

          1. Interest. Interest shall accrue on the unpaid balance outstanding from time to time under this Note at the rate of Four and Twenty-Five One Hundredths Percent (4.25%) per annum, compounded annually. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All accrued and unpaid interest shall become due and payable in one lump sum on the due date for the payment of the principal balance of this Note.

          2. Maturity Date. The entire principal balance of this Note, together with all accrued and unpaid interest, shall become due and payable in one lump sum on May 31, 2002 or the date of the closing of the sale of the Collateral, as such term is defined in paragraph 4 of this Note, whichever first occurs.

          3. Payment. All payments of principal and interest on this Note shall be made without offset or deduction and shall be made in immediately available lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

          4. Collateral. Payment of this Note shall be secured by a Deed of Trust With Assignment of Rents, of even date herewith (the “Deed of Trust”), covering the fee simple estate of Maker in the property and improvements located at 120 Atherton Avenue, Atherton, California, as such property is more particularly described in Exhibit “A” to the Deed of Trust (the “Collateral”).

          5. Representations and Warranties. The Maker hereby represents and warrants to the Corporation that this Note does not contravene any contractual or judicial restriction binding on or affecting the Maker and that this Note is the legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

          6. Notice. The Maker agrees to notify the Corporation of the incurrence of any other indebtedness secured by the Collateral prior to the incurrence thereof.

          7. Events of Acceleration. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

               a. The breach of any representation or covenant under this Note, the Loan Agreement (as defined below), or the Deed of Trust ;

               b. The filing of a petition by or against the Maker under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Maker; or the insolvency of the Maker; or the making of a general assignment for the benefit of creditors by the Maker;

               c. The death or incapacity of Dennis Lundien;

               d. The Deed of Trust or any other document relating to this Note and the Collateral after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Maker or any other person shall contest in any manner the validity or enforceability thereof, or the Maker or any other person shall deny that it has any further liability or obligation thereunder; or any of the documents relating to the Collateral for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected second priority lien in any of the Collateral purported to be covered thereby;

               e. The sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise, of the Collateral, or any portion thereof or interest therein, without the prior written consent of the Corporation; or

               f. The incurrence by the Maker of any other indebtedness secured by the Collateral which has not been consented to by the Corporation;

               g. The expiration of the two (2)-month period following the date Dennis Lundien ceases for any reason to remain in the Corporation's employ;

               h. The occurrence of any event of default under this Note, the Deed of Trust, the Loan Agreement, or of any obligation secured thereby.

          8. Default. Upon and after the occurrence of a default hereunder or any other agreement or instrument evidencing, governing or securing this Note (an “Event of Default”), the Loan shall bear interest, payable upon demand, at the lesser of (i) the rate of ten percent (10%) per annum, compounded annually, or the maximum rate allowed by law (the “Default Rate”).

          9. Employment. For purposes of applying the provisions of this Note, Dennis Lundien shall be considered to remain in the Corporation's employ for so long as he renders services as a full-time employee of the Corporation, any successor entity or one or more of the Corporation's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries.

          10. Collection. The Maker agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys' fees and disbursements) which the Corporation incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of the Corporation's rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

          11. Waivers.

               a. A waiver of any term of this Note, the Loan Agreement, the Deed of Trust or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in acting with respect to the terms of this Note, the Loan Agreement, or the Deed of Trust shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Deed of Trust or the obligations secured thereby. No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power.

               b. The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. The Maker agrees to make all payments under this Note without set-off of deduction and regardless of any counterclaim or defense.

          12. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

          13. Governing Law. This Note shall be construed in accordance with the laws of the State of California. This Note shall be binding on the Maker and the Maker’s personal representatives, heirs, and legatees, and shall be binding upon and inure to the benefit of the Corporation, any future holder of this Note and their respective successors and assigns. The Maker may not assign or transfer this Note or any of the Maker’s obligations hereunder without the Corporation's prior written consent.

          14. Loan Agreement. This Note is subject to the provisions of that certain Loan Agreement between Maker and the Corporation, of even date herewith (the “Loan Agreement”).

          15. No Below Market Loan. Notwithstanding anything to the contrary contained in this Note, the Loan Agreement or the Deed of Trust, the interest rate applicable to this Note shall be not less than the Applicable Federal Rate set by the U.S. Treasury for determining below market loans pursuant to Section 7872 of the Internal Revenue Code of 1986, as now in effect (the “Internal Revenue Code”). This Note is not intended to be a “below market loan” as such term is used in Section 7872 of the Internal Revenue Code or any comparable applicable state tax law (“Below Market Loan”). The undersigned hereby agree that if any court or governmental taxing authority having jurisdiction over Maker or the Corporation shall determine that this Note is a Below Market Loan, the interest rate payable under this Note shall then be increased to the extent necessary to remove this Note from any otherwise applicable definition of a Below Market Loan.

          16. Due On Sale. IF THE MAKER SHALL SELL, CONVEY OR ALIENATE THE PROPERTY COVERED BY THE DEED OF TRUST, OR ANY PART THEREOF, OR ANY INTEREST THEREIN, OR SHALL BE DIVESTED OF MAKER’S TITLE OR ANY INTEREST THEREIN IN ANY MANNER OR WAY, WHETHER VOLUNTARILY OR INVOLUNTARILY, WITHOUT THE WRITTEN CONSENT OF THE CORPORATION BEING FIRST HAD AND OBTAINED, THE CORPORATION SHALL HAVE THE RIGHT, AT ITS OPTION, EXCEPT AS PROHIBITED BY LAW, TO DECLARE THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS NOTE, IRRESPECTIVE OF THE MATURITY DATE SPECIFIED HEREIN, IMMEDIATELY DUE AND PAYABLE. CONSENT TO ONE SUCH TRANSACTION SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE SUCCESSIVE TRANSACTIONS.

MAKER

/s/ DENNIS LUNDIEN

Dennis Lundien

/s/ DEBORAH LUNDIEN

Deborah Lundien

\\RFWK_NT\SHARED\atty\Byron\My Documents\ETRADE Lundien SECURED NOTE.doc DRAFT 07/30/01 12:03 PM

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO

NAME: E*TRADE Group, Inc.

ADDRESS: 4500 Bohannon Drive

CITY: Menlo Park

STATE & ZIP: California 94025

LONG FORM DEED OF TRUST AND ASSIGNMENT OF RENTS (INDIVIDUAL)

APN NO. 070-080-120

This Deed of Trust, made this 9th day of May, 2001, between Deborah Lundien and Dennis Lundien, herein called Trustor, whose address is 120 Atherton Avenue, Atherton, California, North American Title Company, Inc., herein called Trustee, and E*TRADE Group, Inc., a Delaware Corporation, herein called Beneficiary,

Witnesseth: That Trustor IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE IN TRUST, WITH POWER OF SALE, that property in San Mateo County, California, described as:

See Exhibit A Attached Hereto and Incorporated Herein By This Reference

TOGETHER WITH the rents, issues and profits thereof, SUBJECT, HOWEVER, to the right, power and authority given to and conferred upon Beneficiary by paragraph (10) of the provisions herein to collect and apply such rents, issues and profits. For the Purpose of Securing: 1. Performance of each agreement of Trustor incorporated by reference or contained herein. 2. Payment of the indebtedness evidenced by one promissory note of even date herewith, and any extension or renewal thereof, in the principal sum of $2,000,000.00 executed by Trustor in favor of Beneficiary or order. 3. Payment of such further sums as the then record owner of said property may borrow from Beneficiary, when evidenced by another note (or notes) reciting it is so secured.

To Protect the Security of This Deed of Trust, Trustor Agrees:

     (1) To keep said property in good condition and repair, not to remove or demolish any building thereon, to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor, to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon, not to commit or permit waste thereof, not to commit, suffer or permit any act upon said property in violations of law to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general (2) To provide maintain and deliver to Beneficiary fire insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and to pay all costs and expenses including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed.

     (4) To pay at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock, when due, all encumbrances, charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto, all costs, fees and expenses of this Trust.

     Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto, and in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees.

     (5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the amount allowed by law in effect at the date hereof, and to pay for any statement provided for by law in effect at the date hereof regarding the obligation secured hereby any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

     (6) That any award of damages in connection with any condemnation for public use of or injury to said property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

     (7) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his rights either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

     (8) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed and said note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby. Trustee may reconvey any part of said property, consent to the making of any map or plot thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

     (9) That upon written request of Beneficiary state that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "The person or persons legally entitled thereto" Five years after issuance of such full reconveyance, Trustee may destroy said note and this Deed (unless directed in such request to retain them).

     (10) That as additional security, Trustor hereby give to and confers upon Beneficiary the right, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in his own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees. Upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (11) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder. Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold said property which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.

     After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

     After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof, all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

(12) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee.

     (13) That this Deed applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of the note secured hereby whether or not named as Beneficiary herein in this Deed, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

     (14) That Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

     The undersigned Trustor requests that a copy of any Notice of Default and of any Notice of Sale hereunder be mailed to them at their address hereinbefore set forth.

IF THE TRUSTOR SHALL SELL, CONVEY OR ALIENATE SAID PROPERTY, OR ANY PART THEREOF, OR ANY INTEREST THEREIN, OR SHALL BE DIVESTED OF THEIR TITLE OR ANY INTEREST THEREIN IN ANY MANNER OR WAY, WHETHER VOLUNTARILY OR INVOLUNTARILY, WITHOUT THE WRITTEN CONSENT OF THE BENEFICIARY BEING FIRST HAD AND OBTAINED, BENEFICIARY SHALL HAVE THE RIGHT, AT ITS OPTION, EXCEPT AS PROHIBITED BY LAW, TO DECLARE ANY INDEBTEDNESS OR OBLIGATIONS SECURED HEREBY, IRRESPECTIVE OF THE MATURITY DATE SPECIFIED IN ANY NOTE EVIDENCING THE SAME, IMMEDIATELY DUE AND PAYABLE.

/s/ DENNIS LUNDIEN

Dennis Lundien

/s/ DEBORAH LUNDIEN

Deborah Lundien

EXHIBIT A

Deed of Trust and Assignment of Rents

          The property referred to herein is situated in the State of California, County of SAN MATEO, TOWN OF ATHERTON, described as follows:

PORTION OF LOT LETTERED “E”, AS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “MAP OF THE PARTITION OF THE SELBY TRACT, ATHERTON, SAN MATEO COUNTY, CALIFORNIA”, WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA ON MARCH 2, 1920, IN BOOK 10 OF MAPS AT PAGES 29 AND 30, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF ATHERTON AVENUE, DISTANT THEREON 438 FEET SOUTHWESTERLY FROM THE MOST EASTERLY CORNER OF LOT LETTERED “E” AS SHOWN ON THE MAP ABOVE MENTIONED; THENCE FROM SAID POINT OF BEGINNING ALONG SAID NORTHWESTERLY LINE OF ATHERTON AVENUE, SOUTH 32”05’ WEST 20 FEET; THENCE, NORTH 57”55’ WEST 223 FEET; THENCE SOUTH 32”05’ WEST 154 FEET; THENCE NORTH 57”55’ WEST 202 FEET; THENCE NORTH 32”05’ EAST 204 FEET; THENCE SOUTH 57”55’ EAST 425 FEET TO THE POINT OF BEGINNING

A.P.N. 070-080-120	J.P.N. 070-008-080-12-A